UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 30, 2026

SunPower Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 270-2507

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SPWR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SPWRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As reported in the Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission on (i) November 24, 2025, as amended by a Current Report on Form 8-K/A filed with the SEC on January 13, 2026, and (ii) September 26, 2025, as amended by a Current Report on Form 8-K/A filed with the SEC on January 9, 2026 , SunPower Inc. (the “Company”) completed the closings of the acquisitions contemplated by (i) the Membership Interest Purchase Agreement (the “Ambia MIPA”) dated November 21, 2025 among the Company, Ambia Energy, LLC, a Utah limited liability company (“Ambia”), and Ambia Holdings, Inc., a Delaware corporation and the sole member of Ambia (the “Ambia Member”), and (ii) the Membership Interest Purchase Agreement (the “Sunder MIPA”) dated September 21, 2025 among the Company, Complete Solar, Inc., a Delaware corporation and a subsidiary of the Company (the “Buyer”), Sunder Energy LLC, a Delaware limited liability company (“Sunder”), and Chicken Parm Pizza LLC, a Delaware limited liability company, and the sole member of Sunder (the “Sunder Member”). The Ambia MIPA provided for the acquisition by the Company of all of the equity interests of Ambia from the Ambia Member. The transactions under the Ambia MIPA closed on November 21, 2025 (the “Ambia Closing”), and upon the Ambia Closing, Ambia became a wholly-owned subsidiary of the Company. The Sunder MIPA provided for the acquisition by the Buyer of all of the equity interests of Sunder from the Sunder Member. The transactions under the Sunder MIPA closed on September 24, 2025 (the “Sunder Closing”), and upon the Sunder Closing, the Company completed the acquisition of Sunder and Sunder became a wholly-owned subsidiary of the Buyer. This Current Report on Form 8-K is being filed to provide certain unaudited pro forma combined financial statements of the Company for the fiscal year ended December 28, 2025 so that such financial statements are available to be incorporated into any future registration statements (or amendments thereto). A pro forma balance sheet is not presented as of the fiscal year ended December 28, 2025, as the Company’s most recent balance sheet already reflects these transactions. This Current Report on Form 8-K should be read in connection with the Company’s November 24, 2025 and September 26, 2025 filings referenced above, as well as the amendments thereto, which together provide a more complete description of these transactions.

Item 9.01. Financial Statements and Exhibits

(b) Pro Forma Financial Information

The unaudited pro forma combined financial information, giving effect to the closing of the Sunder MIPA and the Ambia MIPA and the acquisition of Ambia and Sunder, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma combined statement of operations of SunPower Inc., Sunder Energy, LLC and Ambia Energy, LLC for the year ended December 28, 2025.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunPower Inc.

Dated: October 30, 2026	By:	/s/ Tom Kowalczuk
Tom Kowalczuk
Chief Financial Officer

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